UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2010

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, Suite 3200 New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on August 23, 2010 Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) retained a new independent registered public accounting firm (the “Current Independent Accountant”) to replace its prior independent registered public accounting firm (the “Prior Independent Accountant”).

Since that time, the Company’s management has been reviewing the Company’s accounting policies as adopted under guidance provided by the Prior Independent Accountant, and has identified the following adjustments to such policies:

-	Treatment of Property Acquisitions as Asset Purchases vs. Business Combinations
Following the guidance of the Prior Independent Accountant, the Company treated its first property acquisition, Springhouse Apartments, in December 2009, as a purchase of assets.  As a result, it capitalized costs associated with such acquisition, which costs were then amortized over time.  The Current Independent Accountant guidance, however, is that under U.S. generally accepted accounting principles (“GAAP”) the acquisition of such property should have been treated as a Business Combination.  As a result, the Company’s acquisition-related costs should have been expensed in the fourth quarter of 2009, when the property was acquired, rather than capitalized and expensed over subsequent quarters.  The Company will reflect treatment of the Springhouse Apartments as a Business Combination in its current and prior financial statements, resulting in lower net income in the fourth quarter of 2009 and a higher net income in subsequent periods.  The change will not impact the Company’s cash position or its modified funds from operations (“MFFO”).

-	Treatment of Joint Venture Investments as Consolidated vs. Equity Method
Following the guidance of the Prior Independent Accountant, which was based on the fact that the Company shared control of its joint ventures with affiliated entities, the Company consolidated its joint venture properties’ real estate assets, liabilities and operations on its balance sheet and income statement on a gross basis and reduced its non-ownership interest through the noncontrolling interest line item on its financial statements.  The Current Independent Accountant guidance, however, is that under GAAP, notwithstanding shared control with affiliates, because the joint ventures are variable interest entities and the Company would not be considered the primary beneficiary of its joint ventures, the Company’s ownership interest should be accounted for using the Equity Method of accounting. The Company is exploring whether structural changes to its joint venture agreements would allow it to return to the Consolidated basis of reporting going forward, which provides more detailed property level information. The Company will reflect treatment of its joint ventures under the Equity Method of accounting in its current and prior financial statements.  The Company’s reportable net income, cash position, and MFFO will not be affected by this change in accounting treatment.

On November 11, 2010, the audit committee of the board of directors of the Company met and, in consultation with and upon the recommendation of management, determined that the Company’s previously issued annual report on Form 10-K for the year ended December 31, 2009 and its quarterly reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010 should no longer be relied upon because of the adjustments to the Company’s accounting policies discussed above.

The Company’s management and the audit committee have discussed the matters disclosed in this filing with the Current Independent Accountant and the Prior Independent Accountant.

The Company is continuing to review its accounting policies with the Current Independent Accountant and the Prior Independent Accountant in order to make other adjustments, if any, that may be necessary.

Item 8.01.              Other Events.

In connection with the audit committee’s determination that the Company’s financial statements should no longer be relied upon because of the above, the Company has suspended its ongoing initial public offering of up to $1,285,000,000 in shares of the Company’s common stock (the “Offering”).  The Company expects to resume the Offering at such time as corrected financial statements have been included in a post-effective amendment that has been declared effective by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

Dated:  November 17, 2010                    By:        /s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)